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                                                               Exhibit A.(10)(a)

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Minnesota Life                                                APPLICATION PART 1

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
Minnesota Life Insurance Company . Individual Policy Issues . 400 Robert Street North  .  St. Paul, Minnesota 55101-2098
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ALL APPLICATIONS - PERSONAL INFORMATION
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Proposed Insured's Name (last, first, middle name.)                                     Date of Birth (Month, Day, Year)
/   /   /   /   /   /   /   /   /   /   /   /   /   /   /   /   /   /   /   /                     --      --
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Street address or RFD route                                                             Sex [ ] Male      [ ] Female
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City or Town                            County                          State           Zip code

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Social Security Number                  Birthplace (State or Country if outside U.S.)   Driver's License Number
   --   --
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Home Telephone Number                   Business Telephone Number                       Indicate here for special dating
(   )   --    --                        (   )   --    --
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Employer's name
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Business address
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City or Town                            County                          State           Zip Code

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LIFE INSURANCE

Occupational title:_____________________________Years in occupation: _________Income  $____________________

BASE POLICY INFORMATION
Base Face amount $ ______________Product: _______________________Total annual premium or plan: ___________

Premiums payable: [ ] Annual                  [ ] Semi-annual           [ ] Quarterly
                  [ ] Monthly Automatic Payment Plan#__________         [ ] Direct Monthly (if available)
                  [ ] List Bill Plan#__________                         [ ] Payroll Deduction Plan #__________


Premiums paid by: [ ] Proposed Insured        [ ] Employer [ ] Other (Indicate name and address in Additional Remarks, page 2.)

Non-Repeating Premium
Amount $________________($500 minimum required)  Include at issue? [ ] Yes  [ ] No

If billable: Annual total $_________________________
   ($600.00 minimum annual total with a $2,400.00 minimum annual base premium.)
   Frequency:     [ ] Annual    [ ] Semi-annual   [ ] Quarterly   [ ] APP Monthly
Death Benefit Option Information
Death Benefit Option Selection: [ ] Cash          [ ] Protection  (Default is cash if none selected.)
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Dividend Information
Dividend Option_______________________________

Unless otherwise requested, dividends will be used to purchase: Paid up additions on permanent plans, policy or plan improvement on Adjustable Life.

REPLACEMENT
Will this policy replace any existing life insurance or annuity? [ ] Yes [ ] No

Has there been or will there be a lapse, surrender, loan, withdrawal or other changes to any existing life insurance or annuity as a result of, or in anticipation of this application? [ ] Yes [ ] No

If yes to either question, please indicate which coverage will be replaced in the box below and submit replacement forms where required.

LIFEINSURANCE INFORCEANDPENDING:
Does the proposed insured have any life insurance in force or pending?
[ ] Yes [ ] No (If yes, indicate below.)
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
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 Year   Amount  Type of Coverage  Full Company Name  Policy    Business/  Pending  Will it be
Issued                                              Number(s)  Personal   Yes  No   Replaced?
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F. MHC-3198 Rev. 9-1999
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ADDITIONAL BENEFITS AND AGREEMENTS: (Select only those available for the particular product.)
[ ] Accelerated Benefits Agreement (Attach completed Outline of Coverage F.MHC-44244.)

[ ] Accidental Death Benefit ............................... $_________________

[ ] Additional Insured Agreement ........................... $_________________  (Attach application for Family Term Agreement.)

[ ] Additional Term Protection ............................. $_________________  (Automatically includes FX Dividend option.)

[ ] Adjustable Survivorship Life Agreement ................. $_________________  Designated Life_________________________________
    Automatic Election Option: [ ] Yes [ ] No                                    (Attach application for Designated Life.)

[ ] Business Continuation Rider ............................ $_________________  Designated Life_________________________________
    Automatic Election Option: [ ] Yes [ ] No                                    (Attach application for Designated Life.)

[ ] Early Values Agreement ................................. $_________________  Annual Premium
                                                               (Leave blank if total annual premium is indicated on previous page.)

[ ] Face Amount Increase Agreement ......................... $_________________

[ ] Family Term-Children's Agreement ....................... $_________________  (Attach application for Family Term Agreement.)

[ ] Guaranteed Protection Waiver

[ ] Policy Enhancement Rider ...............................  _________________ %(Indicate a whole number between 3 and 10 persent.)

[ ] Waiver of Premium Agreement

[ ] Other______________________________________________________________________

The following benefits and agreements will be added if available for your policy, unless you choose to omit them:

[ ] Omit Automatic Premium Loan

[ ] Omit Cost of Living Agreement

[ ] Omit Inflation Agreement

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BENEFICIARIES:

Beneficiaries may be labeled class 1, 2, or 3; the class determines the order in which death proceeds should be paid. If there is more than one surviving Beneficiary in the same class, they will share benefits equally, unless we are told otherwise. The Owner may change any Beneficiary unless designated "Irrevocable" below. All of this is subject to the complete Beneficiary provisions in the policy. If the Beneficiary is a Trust, please indicate the date it was established and give its complete name.

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
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Class                           Print given name, middle initial and surname.                  Relationship to
                  (If Corporate Beneficiary, give full name and State of incorporation.)      Proposed Insured
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ADDITIONAL REMARKS FOR POLICYISSUES OR UNDERWRITING:

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DISABILITY INSURANCE

POLICY TYPE AND INFORMATION:
[ ] Level Disability.  [ ] Annual Renewable Disability Income (ARDI).

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      Coverage                 Amount       Benefit Period        Waiting Period
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Base                         $
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ADMIA                        $
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ADMIA                        $
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Supplementary Income Benefit $              [ ]to 365 days
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Social Security Agreement    $                                      365 days
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PLAN OF COVERAGE: (Complete one section - A or B.)
A.[ ] Disability Income              B.[ ] Disability Income
      Insurance Policy                     Insurance Policy Plus
      (all occupation classes).            (class *P, 1*, *S, 1 only).

OPTIONAL AGREEMENTS:
[ ] Inflation Protection Agreement:    [ ] Future Income Protection Agreement:
    [ ]4%  [ ]6%                             $_____of aggregate monthly benefit.

OCCUPATION:
A.   Class [ ]*P  [ ]1*  [ ]*S  [ ]1  [ ]2 [ ]3
B.   Occupational title and/or professional designation
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     Nature of business
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OCCUPATIONAL DETAILS:(Provide description of daily job activities and percentage of time spent on each.)

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    Duties           %                            Duties                       %
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A. How many years have you been employed by your current employer?
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B. How many hours do you work per week on average?
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C. How many full-time employees report to you?
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D. Do you have any part-time or other full-time jobs?
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PREVIOUS EMPLOYMENT:
Please list your other jobs within the past ten years.

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        Employer                                               Dates Employed
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INCOME: Fill in amounts that are (or will be) shown on the Proposed Insured's individual and/or business income tax forms and supporting schedules. Note: Do not list income that is not reported to the IRS. Explain any significant fluctuations between years in Remarks. Ask for third party income verification on all disability applications. (Complete Sections A - G)

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
                                                                                  Current Year      Last Year     Two Calendar
A. EARNED INCOME (Fill in all which apply.)                                     ________________ ________________ Years ago ______
     1. Non-owner Employee's salary, bonus, and profit
        sharing (Form W-2).                                                     ________________ ________________ ________________
     2. a. Owner of Regular or S Corporation's salary
           and bonus (Form W-2).                                                ________________ ________________ ________________
        b. Owner's share of after tax corporate profits
           or losses (after expenses) provided the Proposed Insured
           has significant ownership and is active in the corporation
           (Form 1120 or 1120S). If losses, indicate with parentheses.          ________________ ________________ ________________
        c. Pension plan or other contributions that
           would cease if the Proposed Insured became disabled.                 ________________ ________________ ________________
     3. Sole Proprietor net income, after expenses (Form
        1040 Schedule C).                                                       ________________ ________________ ________________
     4. Share of partnership net income, after expenses
        (Proposed Insured's Schedule K-1 of Form 1040 Schedule E).              ________________ ________________ ________________
     5. Other earned income (describe in Remarks).                              ________________ ________________ ________________
     6. Total earned income.                                                    ________________ ________________ ________________
B.   UNEARNED INCOME - This includes capital gains,
     interest, dividends, tax exempt unearned income, income
     from other investments, net rental income, pensions,
     annuities, and alimony. Itemize in Remarks if
     exceeding 15% of earned income or $125,000.                                ________________ ________________ ________________
C.   NET WORTH - Is the Proposed Insured's net worth, exclusive of primary residence, greater
     than $4,000,000?                                                                                                [ ] Yes [ ] No
     If yes, itemize the net worth in Remarks.
D.   Premiums will be paid by: [ ] Proposed Insured.
                               [ ] Employer - Will any portion of the premium be
                                   included in your taxable income?                                                  [ ] Yes [ ] No
                                   If yes, provide details in Remarks.
                               [ ] Other (Indicate name and address in Remarks).
     (Note: Individual paid Issue and Participation limits should be used for those Proposed Insureds who are owners in a Sole
     Proprietorship, Partnership, or S Corporation. Employer paid Issue and Participation Limits can be used for Owners of a Regular
     Corporation when the Corporation is paying the premium and for Non-Owner Employees when the Employer is paying the premium.)
E.   Is the Proposed Insured self-employed, including any partial ownership?                                         [ ] Yes [ ] No
     (If yes, answer questions F and G.)
F.    For tax purposes the Proposed Insured's business is set up as a/an:
      [ ] Sole Proprietorship [ ] Partnership [ ] Regular Corporation [ ] S Corporation
G.    What is the Proposed Insured's ownership?______%
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REMARKS:
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NOTE: If this application is an exercise for guaranteed coverage (such as GFIA,
      AMIO or FIPA) on an existing policy, indicate policy number and type of exercise.
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REPLACEMENT:
A. Will you drop any existing disability, overhead expense, or any other
   accident and sickness insurance when this policy is issued?   [ ]Yes [ ]No
B. If yes, I agree upon accepting this policy to drop the coverage indicated
   below.
   NOTE:Please submit replacement forms where required.

DISABILITY AND OVERHEAD EXPENSE IN FORCE OR PENDING: (If none, insert "None.") List Disability with all Companies including Group, Pension or Retirement Plans, Salary Continuation Plans, Association Plans, Credit Insurance Plans, Overhead Expense Plans, and any other Disability or Health Coverage. Also include coverage for which the Proposed Insured will become eligible in the next five years after a qualifying period of employment has been met.
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Paid To                        Policy  Benefit  Elimination  Pending? Will It Be
 Date    Amount  Type  Company Number   Period     Period     Yes No   Replaced?
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DIVIDENDS: Dividends paid in cash unless otherwise requested below.
[ ] Reduce (not available on Automatic Payment Plan) [ ] Accumulate

PREMIUM PAYABLE:
[ ] Annual      [ ] Direct Monthly
[ ] Semi-annual [ ] List Bill #_______
[ ] Quarterly   [ ] Payroll Deduction #_______
[ ] Automatic Payment Plan #________________


DISCOUNTS: (Choose one selection from A.)
A. [ ] Association Discount #_____________________________________
   [ ] Employer/Employee Discount #_____________(Include F. 37443)
   [ ] Professional Group Discount #______________________________

B. [ ] Income Documentation Discount (Complete page 8 and submit appropriate income documentation.)
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ALL APPLICATIONS
Special activities and other insurance activity (Provide details for all yes answers in space provided & Additional Information.)

A.Do you plan to change jobs within the next 12 months? [ ] Yes [ ] No
  (If yes, please advise of the industry, company, and location to which you are planning to go. If you do not know the specifics yet but are contemplating such a change, please provide as many details as you can.)
   _____________________________________________________________________________
B.Do you plan to travel or reside outside of the U.S. in the next three years?
  [ ]Yes [ ]No
  (If yes, please provide the country(ies) and city(ies) you will be visiting or moving to and whether this is for business or pleasure.)__________________ How long will you be there?___________How frequently will you be visiting if more than once?___________
C.Have you, within the last five years, or do you plan in the next six months, to pilot a plane? [ ] Yes [ ] No
  (If yes, complete the Aviation Statement form F.MHC-4883.)
D.Have you, within the last five years, or do you plan in the next six months, to engage in sky diving, organized vehicle racing, mountain/rock climbing, hang gliding, underwater diving, bungee jumping, or other activity requiring special equipment and/or training? [ ] Yes [ ] No
  (If yes, complete Avocation Statement F.MHC-11393.)
E.Have you, within the last five years, been declined, modified, rated or been issued a rider for life or disability insurance? Details: ____________________
  [ ] Yes [ ] No
F.Within the last year have you missed any work due to illness or injury?
  [ ] Yes [ ] No
  Details:______________________________________________________________________
G.Are you in the Armed Forces, National Guard, or Reserves? (If yes, complete
  Military Statement F.MHC-4883.) [ ] Yes [ ] No
H.Have you applied elsewhere for insurance within the last six months?
  Details: ______________________ [ ] Yes [ ] No
  ______________________________________________________________________________
DRIVING AND CONVICTION HISTORY (Provide details for all yes answers in Additional Information.)
A.In the last five years, have you been charged with a driving while intoxicated violation, had your driver's license restricted or revoked, or been cited with a moving violation? [ ] Yes [ ] No
B.Except for traffic violations, have you ever been convicted? [ ] Yes [ ] No
PREPAYMENT: MAKE CHECKS PAYABLE TO MINNESOTA LIFE.
A.Have you paid money to the agent, or has the Payroll Deduction Authorization or Government [ ] Yes [ ] No
  Allotment been completed?
NOTE: Money should not be taken by the agent if there is a history of heart
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      disease, stroke, cancer, or diabetes,or if the Proposed Insured has been rated or declined for insurance in the past. If money is taken on these or other impaired risks, it will be returned to the client, until underwriting is completed. Checks must be issued by the Client and be made payable to Minnesota Life. Checks collected for Variable Adjustable Life products must be sent directly to the Home Office.
      Amount paid for: Life Insurance $_______________
      Disability Insurance $_______________
B.Have you received a receipt? [ ] Yes [ ] No
ADDITIONAL INFORMATION:

OWNER:
The Proposed Insured will be the Owner of any policy issued on this application, unless requested otherwise below. The Owner has every benefit, right or privilege given the Insured by policy terms. Policy transactions between Minnesota Life and the Owner do not require the Insured's notice or consent.

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
POLICYOWNER NAME (last, first, middle name)    DATE OFBIRTH:  MONTH--DAY--YEAR

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RELATIONSHIP TO PROPOSED INSURED               TAX I.D. NUMBER OR SOCIAL SECURITY NUMBER

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POLICYOWNER'S ADDRESS STREET OR RFD ROUTE

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CITY                                            STATE              ZIP CODE

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                 (If a Corporation, give the state in which it is incorporated.)
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HOME OFFICE ENDORSEMENTS
Home Office Corrections or Additions - Acceptance of the policy shall ratify changes entered here by the Company. Not to be used in CA (for disability insurance only), IA, IL, KS, KY, MD, MI, MN, MO, NH, NJ, OR, PA, TX, WI, or WV for changes unless agreed to in writing.